UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2006

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

466 Kato Terrace, Fremont, California		94539
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-360-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2006, SCM Microsystems, GmbH, a wholly owned subsidiary of SCM Microsystems, Inc. (the "Company"), entered into an amended employment agreement with Dr. Manfred Mueller, Vice President of Marketing of the Company (the "Agreement").

Pursuant to the Agreement, Dr. Mueller will receive an annual base salary of €145,000, or approximately $182,881 based on a current exchange rate of 1.25767, and has the use of a company car. Dr. Mueller is also eligible to receive an aggregate annual bonus of up to 16.67% of his annual base salary. The bonus will be paid in quarterly installments and the actual amount will be determined based on the achievement of targets relating to personal performance and the Company’s results of operations.

Either Dr. Mueller or the Company may terminate the Agreement and Mr. Mueller’s employment with the Company upon at least six months prior written notice. Should Dr. Mueller be terminated by the Company without cause, he is entitled to receive a severance payment at the time of termination equal to 12 months' of his then current base salary and bonus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

June 14, 2006	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary